EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
THIRD-QUARTER 2020 RESULTS

ANNOUNCES PRELIMINARY 2021 GUIDANCE AND $250 MILLION UNIT BUYBACK PROGRAM

HOUSTON—(PRNEWSWIRE)—November 9, 2020 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced third-quarter 2020 financial and operating results. Net income (loss) available to limited partners for the third quarter of 2020 totaled $241.5 million, or $0.55 per common unit (diluted), with third-quarter 2020 Adjusted EBITDA(1) totaling $518.4 million, third-quarter 2020 Cash flows from operating activities totaling $392.9 million, and third-quarter 2020 Free cash flow(1) totaling $339.2 million.
RECENT HIGHLIGHTS
•Commenced operations of Loving ROTF Train IV on the DBM oil system, adding 30 MBbls/d of treating capacity; completed project ahead of schedule for approximately 35% less than our previous North Loving Trains
•Exchanged WES’s interest in the $260 million note receivable from Anadarko Petroleum Corporation, a wholly owned subsidiary of Occidental Petroleum Corporation (NYSE: OXY) (“Occidental”), for 27.855 million WES common units owned by Occidental
•Executed open-market repurchases for $29.0 million of Senior Notes due 2022 and 2023 for an aggregate repurchase price of $27.2 million
•In October 2020, WES completed the sale of its 14.81% equity interest in Fort Union Gas Gathering, LLC and entered into an option agreement to sell the Partnership’s Bison treating facility during the first quarter of 2021 for upfront consideration of $27.0 million
In October 2020, WES announced its third-quarter 2020 per-unit distribution of $0.3110, which is unchanged from WES’s second-quarter 2020 per-unit distribution. Third-quarter 2020 Free cash flow after distributions totaled $198.3 million.
______________________________________________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.

“As evidenced by our outstanding third-quarter and year-to-date financial and operational results, the WES team continues to surpass expectations as we adapt and respond to market challenges,” said President, Chief Executive Officer, and Chief Financial Officer, Michael Ure. “Producer outperformance, the pursuit of operational efficiencies and sustainable cost savings, and continued commercial achievements contributed to the highest quarterly Adjusted EBITDA in WES’s history. As a result of the incredible outperformance achieved thus far and anticipated continued success, we expect full-year Adjusted EBITDA above the high-end of our originally issued guidance range of $1.875 billion to $1.975 billion and capital expenditures meaningfully below the low-end of our previously updated 2020 guidance range of $400 million to $450 million.”
Ure continued, “The establishment of WES as a stand-alone midstream business has generated improved efficiencies between our commercial, engineering, and operations teams, enabling our organization to maximize the operability of our assets and realize operating and capital savings. Notwithstanding the significant challenges faced this year, we expect to realize approximately $175 million in sustainable annual operating cost and G&A savings compared to our originally issued guidance.”
As a result of depressed upstream investment, our third-quarter 2020 volumes declined as expected. Third-quarter 2020 total natural-gas throughput(1) averaged 4.3 Bcf/d, representing a 4-percent sequential-quarter decrease and a 1-percent increase from third-quarter 2019. Third-quarter 2020 total throughput for crude-oil and NGLs assets(1) averaged 689 MBbls/d, representing a 4-percent sequential-quarter decrease and an 11-percent increase from third-quarter 2019. Third-quarter 2020 total throughput for produced-water assets(1) averaged 673 MBbls/d, representing an 11-percent sequential-quarter decrease and an 18-percent increase from third-quarter 2019.
Third-quarter 2020 and year-to-date capital expenditures(2) totaled $36.5 million and $264.1 million, respectively.

______________________________________________________________________________________________
(1)Represents total throughput attributable to WES, which excludes the 25% third-party interest in Chipeta and the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.
(2)Accrual-based, includes equity investments, and excludes capitalized interest and capital expenditures associated with the 25% third-party interest in Chipeta.

PRELIMINARY 2021 GUIDANCE
Based on current production-forecast information from our customers, WES is providing preliminary 2021 guidance as follows:
•Adjusted EBITDA(1) between $1.825 billion and $1.925 billion
•Total capital expenditures(2) between $275 million and $375 million, which represents a $100 million reduction from the midpoint of our previously updated 2020 guidance
•Debt to Trailing Twelve Month (“TTM”) Adjusted EBITDA at or below 4.0 times at year-end 2021
•Full-year 2021 distributions of at least $1.24 per unit(3)
•Repay 2021 debt maturity with free cash flow
$250 MILLION UNIT BUYBACK PROGRAM
The board of directors of the Partnership’s general partner has authorized the Partnership to commence a buyback program of up to $250 million of the Partnership’s common units through December 31, 2021 (the “Purchase Program”).
The common units may be purchased from time to time in the open market at prevailing market prices or in privately negotiated transactions. The timing and amount of purchases under the program will be determined based on ongoing assessments of capital needs, WES’s financial performance, the market price of the common units and other factors, including organic growth and acquisition opportunities and general market conditions. The Purchase Program does not obligate the Partnership to purchase any specific dollar amount or number of units and may be suspended or discontinued at any time.
“Over the last year, we have reexamined each aspect of our operations and discovered ways to operate in a more cost-effective manner to generate incremental free cash flow and increase stakeholder value,” said Michael Ure. “This year, following our third-quarter distribution, we will have returned over $1.15 billion, approximately 10% of our enterprise value, to stakeholders through debt repurchases, cash distributions, and units acquired through the Anadarko note exchange. Additionally, by prioritizing leverage reduction with Debt-to-TTM Adjusted EBITDA currently at 4.0 times, we have already exceeded our year-end 2020 target of at or below 4.5 times and met our year-end 2021 target of at or below 4.0 times. We expect to achieve strong 2021 financial results with minimal capital by further refining and enhancing our business model while continuing to operate safely, deliver exceptional customer service, and return cash to stakeholders.”
______________________________________________________________________________________________
(1)A reconciliation of the Adjusted EBITDA range to net cash provided by operating activities and net income (loss) is not provided because the items necessary to estimate such amounts are not reasonably estimable at this time.
(2)Accrual-based, includes equity investments, and excludes capitalized interest and capital expenditures associated with the 25% third-party interest in Chipeta.
(3)The Board of Directors will continue to evaluate the distribution on a quarterly basis.

CONFERENCE CALL TOMORROW AT 1 P.M. CST
WES will host a conference call on Tuesday, November 10, 2020, at 1:00 p.m. Central Standard Time (2:00 p.m. Eastern Standard Time) to discuss third-quarter 2020 results and preliminary 2021 guidance. To participate, individuals should dial 877-883-0383 (Domestic) or 412-902-6506 (International) 15 minutes before the scheduled conference call time and enter participant access code 7476557. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call also will be available on the website for two weeks following the call.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed to acquire, own, develop, and operate midstream assets. With midstream assets located in the Rocky Mountains, North-central Pennsylvania, Texas, and New Mexico, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and as an agent for its customers under certain contracts.

For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; the ultimate impact of efforts to fight COVID-19 on the global economy and the timeline for a recovery in commodity demand and prices; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
# # #

WESTERN MIDSTREAM CONTACTS

Kristen Shults
Vice President, Investor Relations and Communications
Kristen.Shults@WesternMidstream.com
832.636.6000

Abby Dempsey
Investor Relations Supervisor
Abby.Dempsey@WesternMidstream.com
832.636.6000

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines “Free cash flow” as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. Management considers Free cash flow an appropriate metric for assessing capital discipline, cost efficiency, and balance-sheet strength. Although Free cash flow is the metric used to assess WES’s ability to make distributions to unitholders, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow should be considered indicative of the amount of cash that is available for distributions, debt repayments, and other general partnership purposes.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) other income, (vi) income tax benefit, and (vii) the noncontrolling interests owners’ proportionate share of revenues and expenses.
WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interests owners’ proportionate share of revenues and cost of product.
Below are reconciliations of (i) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) operating income (loss) (GAAP) to Adjusted gross margin (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that WES’s Free cash flow, Adjusted EBITDA, and Adjusted gross margin are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Free cash flow, Adjusted EBITDA, and Adjusted gross margin as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Free cash flow, Adjusted EBITDA, and Adjusted gross margin should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as operating income (loss) or cash flows from operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
thousands	2020	2019	2020	2019
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$392,894	$340,154	$1,131,893	$1,026,685
Less:
Capital expenditures	59,197	242,841	372,262	947,266
Contributions to equity investments	2,953	30,785	19,017	108,118
Add:
Distributions from equity investments in excess of cumulative earnings	8,410	4,151	21,750	21,203
Free cash flow	$339,154	$70,679	$762,364	$(7,496)
Cash flow information
Net cash provided by operating activities			$1,131,893	$1,026,685
Net cash used in investing activities			(426,670)	(3,134,643)
Net cash provided by (used in) financing activities			(667,140)	2,133,246

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
thousands	2020	2019	2020	2019
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$254,135	$125,223	$246,076	$512,260
Add:
Distributions from equity investments	72,070	71,005	209,566	203,540
Non-cash equity-based compensation expense	5,616	4,137	16,527	10,278
Interest expense	95,571	78,524	278,811	223,872
Income tax expense	3,028	1,309	8,072	12,679
Depreciation and amortization	132,564	127,914	384,688	362,977
Impairments (1)	34,640	3,107	641,592	4,294
Other expense	3	67,961	1,953	161,813
Less:
Gain (loss) on divestiture and other, net	(768)	248	(3,651)	(1,403)
Gain (loss) on early extinguishment of debt	1,632	—	10,372	—
Equity income, net – related parties	61,026	53,893	176,788	175,483
Interest income – Anadarko note receivable	3,286	4,225	11,736	12,675
Other income	721	—	2,373	—
Income tax benefit	—	—	4,280	—
Adjusted EBITDA attributable to noncontrolling interests (2)	13,372	10,601	39,001	33,495
Adjusted EBITDA	$518,358	$410,213	$1,546,386	$1,271,463
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$392,894	$340,154	$1,131,893	$1,026,685
Interest (income) expense, net	92,285	74,299	267,075	211,197
Uncontributed cash-based compensation awards	—	141	—	789
Accretion and amortization of long-term obligations, net	(2,185)	(3,651)	(6,482)	(6,499)
Current income tax expense (benefit)	1,434	(407)	1,399	6,078
Other (income) expense, net (3)	(200)	(495)	(612)	(1,397)
Cash paid to settle interest-rate swaps	6,418	—	19,181	—
Distributions from equity investments in excess of cumulative earnings – related parties	8,410	4,151	21,750	21,203
Changes in assets and liabilities:
Accounts receivable, net	(7,798)	12,418	192,338	9,750
Accounts and imbalance payables and accrued liabilities, net	34,509	(11,808)	(37,814)	69,390
Other items, net	5,963	6,012	(3,341)	(32,238)
Adjusted EBITDA attributable to noncontrolling interests (2)	(13,372)	(10,601)	(39,001)	(33,495)
Adjusted EBITDA	$518,358	$410,213	$1,546,386	$1,271,463
Cash flow information
Net cash provided by operating activities			$1,131,893	$1,026,685
Net cash used in investing activities			(426,670)	(3,134,643)
Net cash provided by (used in) financing activities			(667,140)	2,133,246
(1)Includes goodwill impairment for the nine months ended September 30, 2020.
(2)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.
(3)Excludes non-cash losses on interest-rate swaps of $68.3 million and $162.9 million for the three and nine months ended September 30, 2019, respectively.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
thousands	2020	2019	2020	2019
Reconciliation of Operating income (loss) to Adjusted gross margin
Operating income (loss)	$347,096	$268,725	$505,959	$897,713
Add:
Distributions from equity investments	72,070	71,005	209,566	203,540
Operation and maintenance	132,293	176,572	436,670	467,832
General and administrative	41,578	30,769	118,466	83,640
Property and other taxes	19,392	15,281	57,263	45,848
Depreciation and amortization	132,564	127,914	384,688	362,977
Impairments (1)	34,640	3,107	641,592	4,294
Less:
Gain (loss) on divestiture and other, net	(768)	248	(3,651)	(1,403)
Equity income, net – related parties	61,026	53,893	176,788	175,483
Reimbursed electricity-related charges recorded as revenues	20,272	23,969	61,100	60,747
Adjusted gross margin attributable to noncontrolling interests (2)	17,574	15,619	50,166	47,203
Adjusted gross margin	$681,529	$599,644	$2,069,801	$1,783,814
Adjusted gross margin for natural-gas assets	$458,790	$401,380	$1,384,632	$1,226,302
Adjusted gross margin for crude-oil and NGLs assets	160,886	147,818	494,481	416,904
Adjusted gross margin for produced-water assets	61,853	50,446	190,688	140,608
(1)Includes goodwill impairment for the nine months ended September 30, 2020.
(2)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
thousands except per-unit amounts	2020	2019	2020	2019
Revenues and other
Service revenues – fee based	$636,522	$587,965	$1,980,546	$1,761,483
Service revenues – product based	12,316	9,476	35,237	45,530
Product sales	30,106	68,248	108,491	214,850
Other	100	338	838	1,101
Total revenues and other	679,044	666,027	2,125,112	2,022,964
Equity income, net – related parties	61,026	53,893	176,788	175,483
Operating expenses
Cost of product	31,739	97,800	153,611	334,740
Operation and maintenance	132,293	176,572	436,670	467,832
General and administrative	41,578	30,769	118,466	83,640
Property and other taxes	19,392	15,281	57,263	45,848
Depreciation and amortization	132,564	127,914	384,688	362,977
Long-lived asset and other impairments	34,640	3,107	200,575	4,294
Goodwill impairment	—	—	441,017	—
Total operating expenses	392,206	451,443	1,792,290	1,299,331
Gain (loss) on divestiture and other, net	(768)	248	(3,651)	(1,403)
Operating income (loss)	347,096	268,725	505,959	897,713
Interest income – Anadarko note receivable	3,286	4,225	11,736	12,675
Interest expense	(95,571)	(78,524)	(278,811)	(223,872)
Gain (loss) on early extinguishment of debt	1,632	—	10,372	—
Other income (expense), net (1)	720	(67,894)	612	(161,577)
Income (loss) before income taxes	257,163	126,532	249,868	524,939
Income tax expense (benefit)	3,028	1,309	3,792	12,679
Net income (loss)	254,135	125,223	246,076	512,260
Net income (loss) attributable to noncontrolling interests	7,524	4,006	(17,045)	102,789
Net income (loss) attributable to Western Midstream Partners, LP	$246,611	$121,217	$263,121	$409,471
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$246,611	$121,217	$263,121	$409,471
Pre-acquisition net (income) loss allocated to Anadarko	—	—	—	(29,279)
General partner interest in net (income) loss	(5,132)	—	(5,462)	—
Limited partners’ interest in net income (loss)	$241,479	$121,217	$257,659	$380,192
Net income (loss) per common unit – basic and diluted	$0.55	$0.27	$0.58	$0.94
Weighted-average common units outstanding – basic and diluted	438,857	453,021	442,255	402,421
(1)Includes losses associated with the interest-rate swap agreements for the three and nine months ended September 30, 2019.

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	September 30, 2020	December 31, 2019
Total current assets	$643,933	$402,412
Anadarko note receivable	—	260,000
Net property, plant, and equipment	8,825,139	9,064,931
Other assets	2,220,603	2,619,110
Total assets	$11,689,675	$12,346,453
Total current liabilities	$837,429	$485,954
Long-term debt	7,440,394	7,951,565
Asset retirement obligations	327,285	336,396
Other liabilities	294,111	227,245
Total liabilities	8,899,219	9,001,160
Equity and partners’ capital
Common units (416,196,092 and 443,971,409 units issued and outstanding at September 30, 2020, and December 31, 2019, respectively)	2,674,682	3,209,947
General partner units (9,060,641 units issued and outstanding at September 30, 2020, and December 31, 2019)	(20,032)	(14,224)
Noncontrolling interests	135,806	149,570
Total liabilities, equity, and partners’ capital	$11,689,675	$12,346,453

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
thousands	2020	2019
Cash flows from operating activities
Net income (loss)	$246,076	$512,260
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	384,688	362,977
Long-lived asset and other impairments	200,575	4,294
Goodwill impairment	441,017	—
(Gain) loss on divestiture and other, net	3,651	1,403
(Gain) loss on early extinguishment of debt	(10,372)	—
(Gain) loss on interest-rate swaps	—	162,974
Cash paid to settle interest-rate swaps	(19,181)	—
Change in other items, net	(114,561)	(17,223)
Net cash provided by operating activities	$1,131,893	$1,026,685
Cash flows from investing activities
Capital expenditures	$(372,262)	$(947,266)
Acquisitions from related parties	—	(2,007,501)
Acquisitions from third parties	—	(93,303)
Contributions to equity investments - related parties	(19,017)	(108,118)
Distributions from equity investments in excess of cumulative earnings – related parties	21,750	21,203
Proceeds from the sale of assets to third parties	—	342
Additions to materials and supplies inventory and other	(57,141)	—
Net cash used in investing activities	$(426,670)	$(3,134,643)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$3,681,173	$3,950,750
Repayments of debt	(3,780,390)	(1,467,595)
Increase (decrease) in outstanding checks	691	(9,204)
Registration expenses related to the issuance of Partnership common units	—	(855)
Distributions to Partnership unitholders	(563,579)	(688,193)
Distributions to Chipeta noncontrolling interest owner	(3,923)	(5,200)
Distributions to noncontrolling interest owners of WES Operating	(11,545)	(112,430)
Net contributions from (distributions to) related parties	22,674	458,819
Above-market component of swap agreements with Anadarko	—	7,407
Finance lease payments	(12,241)	(253)
Net cash provided by (used in) financing activities	$(667,140)	$2,133,246
Net increase (decrease) in cash and cash equivalents	$38,083	$25,288
Cash and cash equivalents at beginning of period	99,962	92,142
Cash and cash equivalents at end of period	$138,045	$117,430

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	558	523	551	526
Processing	3,404	3,458	3,537	3,484
Equity investments (1)	450	390	451	390
Total throughput	4,412	4,371	4,539	4,400
Throughput attributable to noncontrolling interests (2)	159	172	162	175
Total throughput attributable to WES for natural-gas assets	4,253	4,199	4,377	4,225
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	310	328	343	311
Equity investments (3)	393	307	395	308
Total throughput	703	635	738	619
Throughput attributable to noncontrolling interests (2)	14	12	15	12
Total throughput attributable to WES for crude-oil and NGLs assets	689	623	723	607
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	687	580	726	538
Throughput attributable to noncontrolling interests (2)	14	12	15	11
Total throughput attributable to WES for produced-water assets	673	568	711	527
Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.17	$1.04	$1.15	$1.06
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (5)	2.54	2.58	2.50	2.52
Per-Bbl Adjusted gross margin for produced-water assets (6)	1.00	0.97	0.98	0.98
(1)Represents the 14.81% share of average Fort Union throughput, 22% share of average Rendezvous throughput, 50% share of average Mi Vida and Ranch Westex throughput, and 30% share of average Red Bluff Express throughput.
(2)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.
(3)Represents the 10% share of average White Cliffs throughput; 25% share of average Mont Belvieu JV throughput; 20% share of average TEG, TEP, Whitethorn, and Saddlehorn throughput; 33.33% share of average FRP throughput; and 15% share of average Panola and Cactus II throughput.
(4)Average for period. Calculated as Adjusted gross margin for natural-gas assets, divided by total throughput (MMcf/d) attributable to WES for natural-gas assets.
(5)Average for period. Calculated as Adjusted gross margin for crude-oil and NGLs assets, divided by total throughput (MBbls/d) attributable to WES for crude-oil and NGLs assets.
(6)Average for period. Calculated as Adjusted gross margin for produced-water assets, divided by total throughput (MBbls/d) attributable to WES for produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended September 30,
	2020	2019	2020	2019	2020	2019
	Natural gas (MMcf/d)		Crude oil & NGLs (MBbls/d)		Produced water (MBbls/d)
Delaware Basin	1,294	1,272	183	147	687	580
DJ Basin	1,290	1,124	86	128	—	—
Equity investments	450	390	393	307	—	—
Other	1,378	1,585	41	53	—	—
Total throughput	4,412	4,371	703	635	687	580

	Nine Months Ended September 30,
	2020	2019	2020	2019	2020	2019
	Natural gas (MMcf/d)		Crude oil & NGLs (MBbls/d)		Produced water (MBbls/d)
Delaware Basin	1,330	1,210	192	144	726	538
DJ Basin	1,342	1,216	109	114	—	—
Equity investments	451	390	395	308	—	—
Other	1,416	1,584	42	53	—	—
Total throughput	4,539	4,400	738	619	726	538